Manhattan Pharmaceuticals Achieves Ariston Merger Milestone

AST-915 Development Program to Continue to Phase 2

NEW YORK, NY JAN 31, 2011 – Manhattan Pharmaceuticals, Inc. (OTCBB: MHAN) announced today that the company’s Board of Directors has decided to continue development of AST-915, an orally delivered treatment for essential tremor.  This decision was made following the announcement of favorable clinical results from a Phase 1/2 clinical study of AST-915 conducted by the National Institute of Neurological Disorders and Stroke (NINDS) at the National Institutes of Health (NIH) under a CRADA agreement between the NIH and Ariston Pharmaceuticals, Inc., a wholly owned subsidiary of Manhattan Pharmaceuticals, Inc.  Data from this study, previously announced on December 16, 2010, demonstrated that AST-915 was safe and well tolerated and demonstrated a clear effect on tremor power.  The company intends to continue to work with the NIH and to proceed toward Phase 2 with the AST-915 development program.

Under the terms of the merger agreement between Manhattan Pharmaceuticals, Inc. and Ariston Pharmaceuticals, Inc., the achievement of this milestone requires the company to issue 8,828,029 shares of its common stock to debt holders and former shareholders of Ariston.

About Essential Tremor
Essential tremor is a common movement disorder that is characterized by involuntary shaking of the hands, arms, head, voice and upper body. The most disabling tremors occur during voluntary movement affecting common skills such as writing, eating and drinking and body care. According to the International Essential Tremor Foundation, an estimated 10 million Americans have essential tremor. The condition is most common among people over 60, but it also occurs in children, adolescents and the middle-aged. There is no curative treatment for essential tremor and current therapy is inadequately effective in a large portion of patients and/or limited by side effects.  Manhattan Pharmaceuticals owns worldwide rights to AST-915 and believes it may provide a new treatment option for this serious and prevalent disorder.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals, Inc. is a specialty healthcare product company focused on the development and commercialization of innovative treatments for underserved patient populations.  The company is currently focused on two programs:  AST-726, a nasally delivered vitamin B12 remediation treatment, and AST-915, an orally delivered product candidate for the treatment of essential tremor.  The company also has an equity ownership position in Hedrin®, a non-insecticide treatment for head lice currently being developed by Nordic Biotech for the North American market.

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceuticals, Inc.'s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "intends," "anticipates," "expects," "plans," "believes," "intends," "will," and similar words or phrases. These statements are based on Manhattan Pharmaceuticals, Inc.'s current expectations, forecasts and assumptions, which are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, that any clinical study will be completed or will return positive results. Other risks that may affect forward-looking information contained in this press release include the company's extremely limited capital resources,  the risk that the results of clinical trials may not support the company's or its joint venture's claims, the risk that the company's product candidates may not achieve market acceptance in North America or elsewhere, the company's reliance on third-party researchers to develop its product candidates, the risk that sufficient capital may not be available to develop and commercialize the company’s product candidates  or permit the company's continuing business operations, the risk that $1,315,000 of aggregate principal amount of the company's outstanding indebtedness is now past due and to date the lenders thereof have not waived events of default or extended the maturity date of such indebtedness, the risk that any financing transaction or restructuring of indebtedness that the company may pursue would likely result in substantial dilution to the company's equityholders, and the company's lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Manhattan Pharmaceuticals, Inc. assumes no obligation to update these statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact
Manhattan Pharmaceuticals, Inc.
Michelle Y. Carroll, Vice President, Corporate Development
(212) 582-3950